Exhibit 99.1


     Ultratech Announces Fourth Quarter and Year End 2003 Results

   SAN JOSE, Calif.--(BUSINESS WIRE)--Feb. 4, 2004--Ultratech, Inc. (Nasdaq:UTEK), today announced unaudited results for the three-month and one year periods ended December 31, 2003.
   For the fourth quarter of fiscal 2003, Ultratech reported net sales of $26.8 million compared to $20.7 million during the fourth quarter of 2002. Ultratech's net income for the fourth quarter of 2003 was $3.3 million or $0.13 per share (diluted) compared to a net loss of $2.4 million or $0.11 per share (diluted) for the same quarter last year.
   Ultratech's net sales for the year ended December 31, 2003 were $100.1 million compared to net sales of $68.5 million for fiscal 2002. Ultratech posted net income of $7.6 million or $0.31 per share (diluted) during the year ended December 31, 2003, compared to a net loss of $25.4 million or $1.12 per share (diluted) for the full year 2002.
   Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "Our fourth quarter sales were driven by strong demand from our advanced packaging customers, coupled with interest from the data storage market. In addition, I am very pleased to announce that in the fourth quarter Ultratech derived revenue from its first laser processing beta production tool. We believe firmly that the implementation of laser spike anneal is an enabling technology for junction formation as the industry moves to the 65- and 45-nanometer node, which is designed to translate into significant long term growth potential for Ultratech."
   "Over the course of 2003, we were successful in gaining market share in key areas. Our improved financial performance reflected the steps we took to streamline our operations, resulting in stronger bottom line results throughout the year. We believe our advanced, cost-effective technology solutions will continue to meet customer and market demands as the industry recovers, and we believe Ultratech may achieve growth greater than our industry average in 2004."
   At December 31, 2003, Ultratech had $165.9 million in cash, cash equivalents and short-term investments and a current ratio of 7.5:1. Working capital was $170.5 million and stockholders' equity was $8.09 per share based on 23,582,125 total shares outstanding on December 31, 2003.

   Conference Call Information

   The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, today Wednesday, February 4, 2004. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
   If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access a replay of the call will be available by dialing 1-800-642-1687(international callers 1-706-645-9291) and entering access code 4807656.

   Profile

   Founded in 1979, Ultratech, Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices. The company produces products designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. Ultratech is a market leader in gold and solder bump lithography. The company's home page on the World Wide Web is located at www.ultratech.com.

   Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as integration and development of the laser processing operation, the cyclicality in the semiconductor and nanotechnology industries, delays, deferrals and cancellations of orders by customers, pricing pressures, competition, lengthy sales cycles for the company's systems, ability to volume produce systems and meet customer requirements, the mix of products sold, dependence on new product introductions and commercial success of any new products, sole or limited sources of supply, international sales, customer concentration, manufacturing inefficiencies and production levels, risks associated with introducing new technologies, inventory obsolescence, economic and political conditions in Asia, delays in collecting accounts receivable, extended payment terms, changes in technologies, the effects of the California power shortage and any adverse effects of terrorist attacks or military actions in the United States or elsewhere on the economy in general or our business in particular. Such risks and uncertainties are described in the company's SEC reports including the company's Annual Report on Form 10-K filed for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q filed for the quarter ended September 27, 2003.

                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                Dec. 31,      Dec. 31,
(In thousands)                                     2003        2002(a)
----------------------------------------------------------------------
ASSETS                                       (Unaudited)
Current assets:
     Cash, cash equivalents, and
       short-term investments                  $165,902      $157,529
     Accounts receivable, net                     9,398        12,870
     Inventories                                 19,037        25,182
     Income taxes receivable                        349         1,179
     Prepaid expenses and other
       current assets                             2,099         1,627
----------------------------------------------------------------------
Total current assets                            196,785       198,387

Equipment and leasehold
   improvements, net                             18,481        19,090
Intangible assets, net                              476           858
Demonstration inventories, net                    3,071         2,208
Other assets                                      1,935         1,823
----------------------------------------------------------------------
Total assets                                   $220,748      $222,366
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                               $2,564        $9,769
     Accounts payable                             7,729         6,719
     Deferred product and service income          1,088         6,293
     Deferred license income                      4,752         8,463
     Other current liabilities                   10,151        14,983
----------------------------------------------------------------------
Total current liabilities                        26,284        46,227

Other liabilities                                 3,725         4,385

Stockholders' equity                            190,739       171,754
----------------------------------------------------------------------
Total liabilities and stockholders' equity     $220,748      $222,366
======================================================================
Notes:

(a) The Balance Sheet as of Dec. 31, 2002 has been derived from the audited financial statements at that date.


                            ULTRATECH, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                               Three Months Ended      Year Ended
                               ---------------------------------------
(In thousands, except per       Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
 share amounts)                    2003      2002      2003      2002
----------------------------------------------------------------------
 Net sales:
-------------------------------
   Products                     $23,225   $17,186   $85,799   $52,400
   Services                       2,660     2,609    10,611    10,862
   Licenses                         928       927     3,711     5,244
----------------------------------------------------------------------
Total net sales                 $26,813   $20,722  $100,121   $68,506
 Cost of sales:
-------------------------------
   Cost of products sold         12,815    12,800    48,671    39,040
   Cost of services               1,627     1,784     6,511     7,886
   Cost of inventory writedown     (569)     (428)    (1551)    5,305
   Cost of discontinued
    products                          -      (744)     (121)    1,425
----------------------------------------------------------------------
Total cost of sales              13,873    13,412    53,510    53,656
----------------------------------------------------------------------
 Gross profit                   $12,940    $7,310   $46,611   $14,850
 Operating expenses:
-------------------------------
   Research, development, and
    engineering                   5,591     5,799    21,309    23,522
   Amortization of intangible
    assets                           95        95       381       381
   Selling, general, and
    administrative                6,049     5,610    22,677    23,363
   Restructure of operations       (614)     (207)     (728)    4,090
----------------------------------------------------------------------
Operating income (loss)          $1,819   ($3,987)   $2,972  ($36,506)
 Interest expense                   (18)      (85)     (253)     (135)
 Interest - special(a)                -         -       312         -
 Interest and other income, net     988     1,638     3,965     6,393
----------------------------------------------------------------------
Income (loss) before tax         $2,789   ($2,434)   $6,996  ($30,248)
 Income taxes (benefit) -
  special(a)                          -         -      (352)   (4,866)
 Income taxes (benefit)            (491)        -      (218)        -
----------------------------------------------------------------------
Net income (loss)                $3,280   ($2,434)   $7,566  ($25,382)
----------------------------------------------------------------------
Earnings per share-basic:
-------------------------------
Net income (loss)                 $0.14    ($0.11)    $0.33    ($1.12)
Number of shares used in per
 share calculations - basic      23,449    22,626    23,017    22,586
Earnings per share-diluted:
-------------------------------
Net income (loss)                 $0.13    ($0.11)    $0.31    ($1.12)
Number of shares used in per
 share calculations - diluted    25,900    22,626    24,476    22,586
----------------------------------------------------------------------
Notes:

(a) Special tax credits and accrued interest resulting principally from settlements with the Internal Revenue Service (2002) and the California Franchise Tax Board (2003).

    CONTACT: Ultratech
             Bruce Wright, 408-321-8835
             (Sr. Vice President, Finance/CFO)
             Laura Rebouche', 408-321-8835
             (Vice President of Investor Relations and Corporate
             Communications)
              or
             Lippert/Heilshorn & Assoc.
             Lillian Armstrong, 415-433-3777 (analysts)